UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission

File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The preliminary financial data for the first quarter ended March 31, 2015 and included in Exhibit 99.1 is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 7.01 Regulation FD Disclosure.

Beginning on April 13, 2015, Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc., both wholly-owned indirect subsidiaries of Trinseo S.A. (collectively, the “Note Issuers”), intend to make available to potential investors certain information regarding the business and operations of Trinseo in connection with a proposed debt refinancing transaction. Certain portions of that information are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

In connection with the proposed debt refinancing transaction referred to above, the Note Issuers intend to deliver to the trustee under the indenture governing their outstanding 8.750% senior secured notes due 2019 conditional redemption notices providing for the redemption of all outstanding senior secured notes. The redemption of the senior secured notes will be conditioned upon the successful completion of the contemplated senior notes offering and the receipt of at least $450 million in borrowings under a new senior secured credit facility. The redemption notices will provide for the redemption, in accordance with Section 5.7(d) of the indenture governing the senior secured notes, of $132.5 million of the outstanding principal amount at a redemption price equal to 103% of the principal amount plus accrued and unpaid interest to the redemption date and a redemption of the remaining outstanding principal amount at a redemption price equal to approximately 106% of the principal amount thereof (representing the Applicable Premium (as defined in the indenture) assuming a redemption date of May 13, 2015) plus accrued and unpaid interest to the redemption date.

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements involve a number of risks, uncertainties, and other factors including the failure to consummate the notes offering or the new senior secured credit facility and potential changes in market conditions that could cause actual results to differ materially from those expressed or implied by such statement. We caution investors not to place undue reliance on these forward-looking statements. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties that we face.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On April 13, 2015, we issued a press release announcing that the Note Issuers intend to raise $750 million equivalent gross proceeds through an offering of senior notes due 2022. The net proceeds from the notes offering are intended to be used, together with approximately $450 million of term loan borrowings under the Note Issuers’ new senior secured credit facility, to repay all outstanding amounts under the Note Issuers’ senior secured notes.

The press release relating to the matters described in this Item 8.01 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Certain information presented to potential investors, April 13, 2015

99.2	Press Release, dated April 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ Angelo N. Chaclas
Name: Angelo N. Chaclas Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: April 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certain information presented to potential investors, April 13, 2015

99.2	Press Release, dated April 13, 2015